                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 3, 2000
           -----------------------------------------------------------
                Date of Report (Date of earliest event reported)



                               VIALOG CORPORATION
           -----------------------------------------------------------
               (Exact name of registrant as specified in charter)


       Massachusetts            000-24689                04-3305282
--------------------------------------------------------------------------------
     (State or other        (Commission File           (IRS Employer
     jurisdiction of            Number)             Identification No.)
     incorporation)


                    35 New England Business Center, Suite 160
                                Andover, MA 01810
     -----------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (978) 975-3700
     -----------------------------------------------------------------------
               Registrant's telephone number, including area code

Item 5.           Other Events
-------           ------------

         On May 3, 2000, Vialog Corporation (the "Company") commenced an offer to exchange (the "Exhange Offer") an aggregate of $58,500,000 in cash and an aggregate of 165,000 newly issued shares of a new class of convertible preferred stock, par value $0.01 per share, stated value $100.00 (the "Preferred Stock"), for all of the Company's $75,000,000 12 3/4% Series B Senior Notes due November 15, 2001 (the "Senior Notes"), or $780 in cash and 2.2 shares of Preferred Stock for each $1,000 principal amount of Senior Notes tendered in Exchange Offer. The Preferred Stock will be convertible into shares of common stock, $0.01 par value per share, of the Company as described in the Offering Memorandum and Solicitation Document, dated May 3, 2000. The Exchange Offer will expire at 5 p.m. New York City time on June 1, 2000, unless extended. Exchange of the Senior Notes is subject to certain conditions, including: (a) the valid tender of at least 95% of the principal amount of the Senior Notes; and (b) the availability, of at least $75 million of new bank financing on the effective date of the Exchange Offer.

         A copy of the Offering Memorandum and Solicitation Document including the exhibits thereto, is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
------  ------------------------------------------------------------------

        (c)     Exhibits

                99.1 Offering Memorandum and Solicitation Document, dated May 3, 2000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         VIALOG CORPORATION


                                         By:  /s/  Michael E. Savage
                                              ----------------------
                                              Michael E. Savage
                                              Senior Vice President and Chief
                                              Financial Officer



Dated:  May 4, 2000